UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2009

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ATOMIC GUPPY, INC.

(Exact name of registrant as specified in its charter)

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Nevada	0-31757	98-0233452
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

J. Dean Burden

8050 No. University Dr. Suite 202

Tamarac, Florida 33321

(Address of Principal Executive Office) (Zip Code)

(954) 489-1210

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01 — Entry into a Material Definitive Agreement

On January 13, 2009 (the “Signing Date”), Atomic Guppy, Inc. (the “Company”) entered into an Share Exchange Agreement (“Share Exchange Agreement”) with QuamTel, Inc. (“QUAMTEL”), a Texas corporation and Steven Ivester, sole shareholder of QUAMTEL. Pursuant to the Share Exchange Agreement, the Company agreed to issue to QUAMTEL 150,000,000 shares of its common stock (the “Shares”), in exchange for 100% of the ownership of QUAMTEL.

The closing of the Share Exchange Agreement is conditioned, among other things, on the re-negotiation of certain outstanding obligations of the Company including officers and director’s compensation, notes and amounts payable to officers and directors and third party loans outstanding.

Upon the closing of the Share Exchange Agreement, and the delivery of an information statement to all shareholders of the Company pursuant to SEC Rule 14f-1, Mr. Ivester will be appointed as a member of the board of directors of Atomic Guppy and J. Dean Burden will resign all positions with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 15, 2009

ATOMIC GUPPY, INC.

By:	/s/ J. DEAN BURDEN
J. Dean Burden
Chief Executive Officer, President and Director

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